Exhibit 99.1



       Secured Digital Applications Signs Definitive Agreement to Acquire
                       Major Ownership of Gallant IT Group
                    ----------------------------------------

               Acquisition expected to close by September 30, 2004


NEW YORK--(BUSINESS WIRE)--September 22, 2004--Secured Digital Applications, Inc. (OTCBB: SDGL) www.digitalapps.net announced today that it has signed a definitive agreement to acquire a 56% controlling interest in Gallant IT Holdings (M) Sdn Bhd (www.gallant-it.com.my), a leading Malaysian provider of information technology products and services and one of the country's three resellers of Apple computers. The purchase price will be US $658,000.

Founded in 1986, the Gallant IT Group of companies is involved in the sales of personal computers and peripherals, systems integration and servicing of computers through its subsidiary/related companies. The Gallant IT Group is projecting revenues of US $11 million in 2004.

Under the terms of the agreement, the founders of the Gallant IT Group, Steven Wong and N'gie Ng, are providing a 12-month profit guarantee for the current business of Gallant IT Group commencing from the date of closing. The guaranteed profit shall be at least 20% above the profit achieved in 2003 audited accounts.

The Gallant IT Group of companies currently has two main operating divisions. The first division, Gallant Zone, is a retailer of Apple products and a Tier 1 Apple reseller. Gallant Zone was granted exclusive rights from Apple to operate an AppleCenter located at Mid-Valley Megamall, Kuala Lumpur. Gallant estimated that it contributed approximately 20% of the total sales of Apple products in Malaysia. The second division, led by Gallant IT Holdings, is involved in the implementation of information technology (IT) projects for businesses and educational institutions.

Gallant is also a registered government contractor licensed by Malaysia's Ministry of Finance to provide or supply the following products and services to government departments and agencies: computer and related IT services, networking products and services, teaching aids, software products and services, personal computers and related peripherals and services, digital cameras and related equipment, and multi-user systems and services. In Malaysia, only registered government contractors licensed by the Ministry of Finance are authorized to provide or supply products and services to the Government.

"This is a strategic acquisition for the Company," said Patrick Lim, Chairman and CEO of Secured Digital. "With the acquisition of a majority interest in Gallant, we are able to obtain the services of professionals with retail experience to set up retail outlets that will showcase our products to Malaysian consumers. Additionally, we can establish our own core project implementation team to reduce reliance on external contractors. Gallant's experience in carrying out IT projects for business and educational institutions will enhance the penetration of our products to new markets. It is our intention to streamline our IT operations and work to leverage Gallant's experience and expertise by integrating Gallant's professionals to our own projects in Malaysia."


About Secured Digital Applications:
Secured Digital Applications, Inc. (formerly known as Digital Broadband Networks, Inc.) and its subsidiaries are involved in the development, integration and provision of secured shipping and supply chain management service, sale of biometrics security systems and the development of Web based interactive multimedia content. The group is also involved in the sale of the EyStar SmartHome Console, broadband modems and IP cameras. For more information, please visit www.digitalapps.net and www.eystar.com.

Safe Harbor Statement:

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Investors should carefully consider the preceding information, as well as other information contained herein before making an investment in the common stock of the Company. Information contained herein contains forward-looking statements and information that are based upon beliefs of, and information currently available to management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Secured Digital Applications, Inc. does not undertake to update, revise or correct any forward-looking statements.

L.G. Zangani, LLC provides financial public relations service to the Company, As such L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and or other services in the form of moneys, capital stock in the Company, warrants or options to purchase capital in the Company.

Contact

Valerie Looi
Secured Digital Applications, Inc.
Phone: 011 (603) 7955 4582
e-mail: valerie.looi@digitalapps.net


Leonardo Zangani
L.G. Zangani LLC
Phone: (908) 7889660
e-mail: leonardo@zangani.com